Exhibit 5.1

February 8, 2010

NMT Medical, Inc.

27 Wormwood Street

Boston, MA 02110-1625

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by NMT Medical, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following Registrant securities:

(1)	common stock, $0.001 par value per share (the “Common Stock”);

(2)	preferred stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock to be sold by the Registrant, the “Shares”);

(3)	senior debt securities (the “Senior Debt Securities”);

(4)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(5)	warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $30,000,000.

The Senior Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee to be named in such Indenture (the “Senior Debt Trustee”); and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee (the “Subordinated Debt Trustee”) to be named in such Indenture (collectively, the “Indentures”).

Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Registrant and a bank or trust company as warrant agent.

We are acting as counsel for the Registrant in connection with the sale by the Registrant of the Shares, the Debt Securities and the Warrants. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Registrant as provided to us by the Registrant, the Certificate of Incorporation and By-Laws of the Registrant, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials, officers of the Registrant, and other sources believed by us to be reliable and we have assumed (i) that the Indentures will be duly authorized, executed and delivered by all parties thereto other than the Registrant, (ii) that each of the Senior Debt Trustee and the Subordinated Debt Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended,

(iii) due authentication of the Senior Debt Securities by the Senior Debt Trustee, (iv) due authentication of the Subordinated Debt Securities by the Subordinated Debt Trustee, and (v) that the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to an Indenture or Warrant Agreement other than the Registrant. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Registrant, and enforceable against each such other party in accordance with their respective terms.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Our opinions in paragraphs 2 and 3 below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Warrant Agreement, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We assume that appropriate action will be taken prior to the offer and sale of the Shares, the Debt Securities and the Warrants to register and qualify the Shares, the Debt Securities and the Warrants under all applicable state securities “blue sky” laws.

Based upon and subject to the foregoing, we are of the following opinion:

(1)	With respect to the Shares, when (i) specifically authorized for issuance by the Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Shares have been duly established in conformity with the Registrant’s Certificate of Incorporation and By-laws, each as amended to date, and do no violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Shares have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Shares, the Shares will be validly issued, fully paid and non-assessable.

(2)	With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Registrant.

(3)

With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Registrant has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Registrant.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares, Debt Securities and Warrants while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/S/ WENDELL C. TAYLOR
Wendell C. Taylor, Partner